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FOR FURTHER INFORMATION:                                  TRADED: NYSE
                                                          SYMBOL: ELK

Richard J. Rosebery, Executive Vice President and Chief Financial Officer
214-851-0500

PRESS RELEASE
FOR IMMEDIATE RELEASE

     ELCOR EXPECTS FISCAL 1996 SALES AND EARNINGS WILL BE HIGHER THAN LAST
                 YEAR, BUT EARNINGS WILL BE LOWER THAN EXPECTED

        DALLAS, TEXAS, June 20, 1996 . . . . Elcor Corporation said today that it now expects sales for its fiscal year ending June 30, 1996, will be up about 23% to about $195 million from $159 million last year and earnings per share to be modestly higher than the $1.08 per share earned in the prior fiscal year.

        Roy E. Campbell, Chairman and Chief Executive Officer, said, "We currently expect that our earnings will be about $1.10 to $1.20 per share for fiscal 1996 and about $1.30 to $1.50 per share for fiscal 1997."

        Dick Rosebery, Executive Vice President and Chief Financial Officer, said, "Operating losses in the fourth quarter at the company's new Shafter, California asphalt roofing plant are now expected to be about $.15 per share, and interest and accounting items in other operations are expected to cost about $.10 per share. The accounting items include estimates for a nonrecurring FASB 121 write down of certain assets at our Chromium subsidiary's Cleveland plant and estimates for LIFO adjustments to inventory values. We expect to report audited results for the fiscal year ending June 30, 1996 about August 20, 1996.


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        "We now expect Elcor's fiscal 1997 results will be significantly higher than fiscal 1996 results, even though non-cash depreciation and amortization expenses for the new plants are expected to be about $.45 per share higher, and interest expense is expected to be about $.22 per share higher next year than for fiscal 1996. Though our plans are challenging, we currently expect that earnings per share during the earlier quarters should be in the range of the fiscal 1996 quarters until the Shafter plant installs some equipment changes this winter and gets the benefit of having all of its higher value products in its manufacturing schedule.

        Campbell said, "It now appears that it will take about another six to nine months for the new Shafter plant to achieve profitable operations, which is about the same overall time it took for the Ennis plant to achieve profitable operations following its start-up in 1980. It is taking us longer than expected to get this new state-of-the-art plant into profitable operations, but we believe it will become very profitable. Looking at the next three years, we should be in a position to achieve the level of earnings per share estimates about a year later than we had previously expected."

        He stressed that the situation at Shafter has little or no bearing on the company's new $45 million nonwoven fiberglass mat facility at its Ennis, Texas plant, which should begin start-up operations within a month or so. Vendor performance guaranties lead us to expect a reasonably quick start-up which would enable us to begin supplying the company's internal needs for nonwoven fiberglass mat from this new plant during the fiscal 1997 first quarter ending September 30, 1996.

        Campbell concluded by saying, "We remain highly confident that our role will continue to grow as one of the industry's leaders in the production of nonwoven fiberglass mats and premium laminated fiberglass asphalt shingles."
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SAFE HARBOR PROVISIONS

        In accordance with the recently enacted safe harbor provisions of the securities law regarding forward-looking statements, except for the historical information contained herein, the above discussion contains forward looking statements that involve risks and uncertainties. Elcor's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences could include, but are not limited to, changes in demand, prices, raw material costs and the time that it takes to bring the new Shafter, California and Ennis, Texas plants to profitable operations, changes in economic conditions of the various markets the company serves, changes in the amount and severity of inclement weather, as well as the other risks detailed herein and in the company's reports filed with the Securities and Exchange Commission, including, but not limited to its Form 8-K dated June 20, 1996.

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        Elcor, through its subsidiaries, manufactures roofing products and industrial products. Each of Elcor's principal operating subsidiaries is the leader or one of the leaders within its particular market. Its common stock is listed on the New York Stock Exchange (ticker symbol: ELK).

        Elcor's roofing products facilities are located in Tuscaloosa, Alabama; Shafter, California; Dallas and Ennis, Texas. Its industrial products facilities are located in Cleveland, Ohio; Dallas, Lufkin, and Midland, Texas.